Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Shares of Astria Therapeutics, Inc. dated as of January 28, 2026 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the previsions of Rule13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: January 28, 2026	magnetar financial llc

By:	Magnetar Capital Partners LP, its Sole Member

By:	/s/ Hayley Stein
Name:	Hayley Stein
Title:	Attorney-in-fact for David J. Snyderman, Administrative Manager of Supernova Management LLC, GP of Magnetar Capital Partners LP, its Sole Member

Date: January 28, 2026	magnetar capital partners LP

By:	Supernova Management LLC, its General Partner

By:	/s/ Hayley Stein
Name:	Hayley Stein
Title:	Attorney-in-fact for David J. Snyderman, Administrative Manager of Supernova Management LLC, its General Partner

Date: January 28, 2026	supernova management llc

By:	/s/ Hayley Stein
Name:	Hayley Stein
Title:	Attorney-in-fact for David J. Snyderman, Administrative Manager of Supernova Management LLC

Date: January 28, 2026	DAVID J. SNYDERMAN

By:	/s/ Hayley Stein
Name:	Hayley Stein
Title:	Attorney-in-fact for David J. Snyderman